Exhibit 99.1

News Release

Celanese Corporation

222 West Las Colinas Blvd.

Suite 900N

Irving, Texas 75039

Celanese to Acquire Majority of DuPont’s Mobility & Materials Business

Establishes Celanese as the Preeminent

Global Specialty Materials Company

•	Acquisition expected to generate approximately $450 million of synergies and be immediately accretive to adjusted EPS
•	Acquisition expected to drive significant expansion of free cash flow and swift deleveraging with total debt below 3.0x EBITDA within two years of closing

DALLAS (February 18, 2022) – Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, today announced the signing of a definitive agreement to acquire a majority1 of the Mobility & Materials (“M&M”) business of DuPont for $11.0 billion in cash. Celanese will acquire a broad portfolio of engineered thermoplastics and elastomers, industry-renowned brands and intellectual property, global production assets, and a world-class organization.

“The acquisition of the M&M business is an important strategic step forward and establishes Celanese as the preeminent global specialty materials company,” said Lori Ryerkerk, Chairman and Chief Executive Officer. “For nearly a decade, we have implemented, enhanced, and increasingly extended the Engineered Materials (“EM”) commercial model to generate shareholder value. M&M will be a high-quality addition to EM and will unlock significant opportunities to generate further customer and shareholder value. We are eager to welcome the M&M team to Celanese and jointly elevate the future growth and cash generation of the combined Celanese portfolio.”

“The M&M business is a uniquely complementary specialty materials asset to EM, spanning product, geography, and end-market” said Tom Kelly, Senior Vice President Engineered Materials. “This acquisition greatly enhances the EM product portfolio by adding new polymers, industry-renowned brands, leading product technology, and backward integration in critical polymers. We are eager to combine the product and technology leadership of M&M with the commercial excellence and customer engagement model of EM to accelerate our growth in high-value applications including future mobility, connectivity, and medical.”

Transaction Overview

The M&M business is a leading global producer of engineering thermoplastics and elastomers serving a variety of end-uses including automotive, electrical and electronics, consumer goods, and industrial applications. The acquired M&M product portfolio includes numerous specialty materials with global leadership positions in nylons (PA 66, PA 6), specialty nylons (HPPA, LCPA, filaments), polyesters (PET and PBT), and elastomers (TPC and EAE). The M&M portfolio is highly functionalized to meet a wide variety of application specifications and is supported by a leading intellectual property portfolio and technology organization.

According to the terms of the definitive agreement, Celanese will acquire a majority of the M&M business for a purchase price of $11.0 billion on a cash-free, debt-free basis. As part of the transaction, Celanese will acquire the following:

•	A global production network of 29 facilities, including compounding and polymerization
•	Customer and supplier contracts and agreements
•	Industry-leading intellectual property portfolio including approximately 850 patents with associated technical and R&D assets
•	Approximately 5,000 highly-skilled employees across the manufacturing, technical, and commercial organizations

Within the first four years following the close of the transaction, Celanese expects to achieve run-rate synergies of approximately $450 million as a result of the highly complementary fit of the businesses. The acquisition is expected to be immediately accretive to adjusted earnings per share with anticipated accretion of $4.00 or more per share once full synergies are achieved by 2026.

The acquisition is expected to be fully-financed with committed debt financing at the time of closing. Significant expansion of free cash flow and swift deleveraging is expected to support a reduction of total debt to below 3.0x EBITDA within two years of closing the transaction.

“Robust and growing cash generation and a strong balance sheet enable us to fully finance this acquisition with committed debt financing while maintaining our investment grade credit profile,” said Scott Richardson, Executive Vice President, Chief Financial Officer. “M&M has historically been a strong generator of cash flow. We are confident in our ability to capture synergies that would allow us to double Celanese total free cash flow within the next five years.”

Additional Transaction Details

The transaction is subject to regulatory approvals and customary closing conditions. The transaction is expected to close around the end of 2022.

DuPont has agreed to retain and indemnify Celanese for certain liabilities, including liabilities relating to PFAS.

Celanese is advised by Kirkland & Ellis LLP as principal legal counsel, Gibson, Dunn & Crutcher LLP as financing counsel, and BofA Securities as financial advisor.

Conference Call

Celanese management will host a conference call on Friday, February 18 at 8:30 a.m. Eastern time.

The Company’s presentation and accompanying prepared remarks covering this transaction can be found on its website at investors.celanese.com under News & Events/Events Calendar. This call will be available by webcast at https://investors.celanese.com or by phone:

Dial-in Number: 1-877-407-0989

International Dial-In Number: 1-201-389-0921

Ask for the Celanese Webcast

Alternatively, to enter the call immediately without waiting for operator assistance, attendees may pre-register for the call by clicking the link below.

Registrant Link:

http://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13727383&linkSecurityString=11dc30980c

A replay of the conference call will be available on demand on February 18, 2022, from 10:30 a.m. Eastern time until March 4, 2022, 12:00 a.m. Eastern time, at the following number:

Replay Number: 1-877-660-6853

Passcode: 13727383

The replay and transcript will be available on demand at investors.celanese.com. The materials will be furnished with the Securities and Exchange Commission on a Form 8-K prior to the call.

1 Excluding the Delrin® POM, Tedlar® PVF, Multibase, and Auto Adhesives & Fluids businesses.

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 8,500 employees worldwide and had 2021 net sales of $8.5 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Brandon Ayache	W. Travis Jacobsen	Petra Czugler
+1 972 443 8509	+1 972 443 3750	+49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com

Forward-Looking Statements: This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues, cash flow, synergies, performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions described herein, the timing of closing thereof, and the Company’s ability to realize the anticipated benefits of the transaction. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Non-GAAP Financial Measures

This release, and statements made in connection with this release, refer to non-GAAP financial measures. For more information on the historical non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each historical non-GAAP financial measures used, including definitions and reconciliations of the differences between such non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Non-GAAP Financial Measures.

We do not provide reconciliations for Adjusted EBIT, Operating EBITDA or adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Due to high variability and difficulty in predicting items that impact cash from operating activities, capital expenditures and distributions to certain noncontrolling interests, we are unable to provide a reconciliation between projected free cash flow and net cash provided by (used in) operations without unreasonable effort. For the same reasons, we are unable to address the probable significance of the unavailable information.